                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT entered into and effective as of December 10, 2003, among, ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation ("ADLT"), and JAMES SCHOOLENBERG ("EMPLOYEE");

                                   WITNESSETH:

         WHEREAS, ADLT and Employee desire to terminate any and all prior agreements, whether oral or written, between the parties and between Employee and ADLT relating to Employee's employment; and

         WHEREAS, ADLT and Employee desire to enter into an Employment Agreement as set forth herein below to ADLT of the services of Employee as President of APL Engineered Materials, Inc., an Illinois corporation and affiliate of ADLT ("APL") and to set forth the rights and duties of the parties hereto,

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS. ADLT and Employee hereby terminate any and all prior agreements, whether oral or written, between the parties relating to Employee's employment, provided, however that any existing agreement between Employee and ADLT or any subsidiary of ADLT regarding non-competition, non-solicitation or confidentiality or ownership of intellectual property rights shall continue in full force and effect as supplemented by this Employment Agreement.

2.       EMPLOYMENT.

         (a) ADLT hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

         (c) During the term of this Employment Agreement, Employee shall not, without the prior written consent of ADLT, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of APL, ADLT or any subsidiary or affiliate of ADLT; provided, however, Employee may continue to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice.

         (d) During the term of this Employment Agreement, Employee shall comply with all policies and procedures of ADLT, including but not limited to, all terms and conditions set forth in any employee handbook and any other memoranda pertaining to ADLT's policies, procedures, rules and regulations. Failure to comply with all such policies and procedures shall be grounds for disciplinary action, including termination for "cause" pursuant to Section 6(a) of this Employment Agreement.

3.       TERM AND POSITION.

         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of DECEMBER 10, 2003 and shall continue for a term of THREE (3) YEARS from such date, subject, however, to the provisions of
                  Section 6.

         (b) Employee shall serve as President of APL, and in such offices or positions with ADLT as shall be agreed upon by Employee and the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

         (c) The principal business office of Employee shall be in Solon, Ohio.

4.       COMPENSATION.

         (a) Subject to the provisions of this Employment Agreement, for all services which Employee may render to ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000) per annum for the first year of this Employment Agreement, which shall be payable in equal, consecutive biweekly installments.

         (b) Employees will receive options at the commencement of the term of this Employment Agreement as set forth on EXHIBIT A.

         (c) Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be eligible for salary increases from time to time as determined by the Compensation Committee of ADLT.

         (d) Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as described on EXHIBIT A.

5.       OTHER BENEFITS.

         During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, and such other benefits as are typically provided to other executive officers of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be comparable to those benefits provided by ADLT in ADLT's fiscal year ended June 30, 2003.

6.       TERMINATION AND FURTHER COMPENSATION.

         (a) The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of ADLT for cause at any time. For purposes hereof, the term "cause" shall mean:

                  (i) Employee's committing an act constituting a misdemeanor involving fraud, dishonesty, or theft or a felony;

                  (ii) Employee's engaging in habitual or repeated alcohol or drug abuse;

                  (iii) Employee's disregarding the instructions of the Board of Directors, President or Chief Executive Officer of ADLT;

                  (iv) Employee's neglecting duties (other than by reason of disability or death), with five (5) business days notice to cure;

                  (v)      Employee's willful misconduct or gross negligence; or

                  (vi) Employee's material breach of this Employment Agreement, in whole or in part, with five (5) days notice to cure.

                  Any termination by reason of the foregoing shall not be in limitation of any other right or remedy ADLT may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this
                  Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement, then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Employment Agreement, Employee shall provide 30 days' prior written notice to ADLT of such voluntary termination.

         (c) In the event that ADLT terminates Employee's employment without "cause" (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then, in addition to any salary and bonus amounts and medical benefits due to Employee for the remainder of the term or renewal term of this Employment Agreement, as the case may be, Employee shall be entitled to an immediate payment equal to three (3) months salary upon the terms and as set forth herein; provided however, notwithstanding continuation salary following such termination, bonus amounts shall be paid or payable with respect only to fiscal years of ADLT commencing prior to such termination. Such salary, bonus and benefits shall be paid in accordance with ADLT's normal payment practices. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease. Employee shall have no other rights and remedies except as set forth in this Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Employment Agreement by ADLT.

         (d) In the event of Employee's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated for cause and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

         (e) "Permanent disability" means the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

         (f) In the event this Employment Agreement is terminated with cause, before the end of the term, ADLT may, in its sole discretion, notify Employee that ADLT intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided ADLT continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof, during the remainder of the term and for a period of one (1) year immediately following the stated term of the Agreement.

         (g) "Change of Control" as used in this Agreement means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of ADLT on a fully diluted basis and (b) such ownership represents a greater percentage of the total voting power of the voting stock of ADLT, on a fully diluted basis, than may then be voted by (I) Saratoga Lighting Holdings LLC or any person, directly or indirectly, controlling, controlled by or under common control with Saratoga Lighting Holdings LLC (the "Saratoga Group"), (II) any "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) that includes a member of the Saratoga Group, if members of the Saratoga Group "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) voting stock of ADLT representing a majority of the voting power of the voting stock owned by such group (the "Existing

                  Stockholders") and (III) the five individuals who were the most highly compensated officers or employees of ADLT and its subsidiaries, taken as a whole, for the most recently ended fiscal year of ADLT (the "Executive Managers") on such date; provided however, that a Change of Control shall not be deemed to have occurred by reason of the fact that one or more of the Executive Managers become the beneficial owners of more than 35% of the total voting power of ADLT on a fully diluted basis; or (ii) individuals who on the date of this Agreement (or within 120 days thereafter as contemplated by ADLT's plan of reorganization) constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by ADLT's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

7.       COVENANTS REGARDING NON-COMPETITION AND CONFIDENTIAL INFORMATION.

         (a)      Non-Competition.

                  (i) Recognizing that Employee will have been involved as an executive officer of APL and that ADLT and its affiliates, are engaged in the supply of products and/or services in every state of the United States and internationally, therefore, upon termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, for any reason, he agrees that he will not, for a period of ONE (1) YEAR immediately following such termination, engage, in the United States or in any country where ADLT or any of its subsidiaries or affiliates conduct business, either directly or indirectly on behalf of himself or on behalf of an another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, in any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity).

                  (ii) Employee will not, for a period of ONE (1) YEAR immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, recruit, hire or otherwise entice any employee(s) of ADLT or its subsidiaries or affiliates, to terminate his or her employment with ADLT or to accept employment with anyone or any entity other than ADLT.

                  (iii) Employee will not, for a period of ONE (1) YEAR immediately following the termination of his employment by ADLT or its subsidiaries, whether such termination is initiated by ADLT or Employee and whether at the expiration of the term of this Employment Agreement or otherwise, either directly or indirectly or on behalf of another, as an employee, consultant, director, partner or shareholder (other than with respect to holding up to one percent (1%) of a publicly traded corporation) of any corporation, limited liability company, partnership or other business entity, solicit, do business with or employ any current or former employee of ADLT, or any of its subsidiaries or affiliates, or any customer or client of ADLT in connection with any business of the type and character or in competition with the business carried on by ADLT or any of its subsidiaries or affiliates (as conducted on the date Employee ceases to be employed by ADLT in any capacity)

                  (iv) Employee will not, directly or indirectly, disclose, divulge, discuss or copy to or for any person or entity, or otherwise use or suffer to be used in any manner or for any purpose, except for the benefit of ADLT or any of its subsidiaries or affiliates, any ideas, methods, customer lists or other customer information, business plans, product research or engineering data or other trade secrets, intellectual property, or any other confidential or proprietary information of ADLT or any of its subsidiaries or affiliates, it being acknowledged by Employee that all such information regarding the business of ADLT or its subsidiaries or affiliates conceived, suggested, developed, compiled or obtained by or furnished to Employee while Employee shall have been employed by or associated with ADLT or its subsidiaries or affiliates is confidential information and ADLT's or its subsidiaries' or affiliates' exclusive property. Employee's obligations under this Section 7(a)(iv) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by ADLT, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this Section 7, ADLT shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit ADLT's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by ADLT or any of its affiliates including but not limited to ADLT.

         (c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.       RENEWAL.

         This Employment Agreement shall be automatically renewed for successive one (1) year periods, notwithstanding whether the initial terms of this Agreement was for a term other than one (1) year, unless and until ADLT or Employee delivers written notice to the other party of its intent to terminate this Employment Agreement upon completion of the current term. In the event Employee or ADLT desires to terminate this Employment Agreement upon completion of the current term, such terminating party must deliver written notice to the other party not later than three (3) months prior to the end of the term (or any successive term) of this Employment Agreement.

9.       SEVERABLE PROVISIONS.

         The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of Solon, State of Ohio, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 10 shall be construed so as to deny ADLT the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.      NOTICES

         (a) Each notice, request, demand or other communication ("NOTICE") by either party to the other party pursuant to this Employment Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         (b) If a Notice is to ADLT, then such Notice shall be addressed to Advanced Lighting Technologies, Inc., 32000 Aurora Road, Solon, Ohio, attention of the Board of Directors.

         (c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of ADLT.

12.      WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.      MISCELLANEOUS.

         This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.      GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.

WITNESS:                                  ADVANCED LIGHTING
                                          TECHNOLOGIES, INC.

By: /s/ Jill Ann Blanck                   By: /s/ Christopher Zerull
    --------------------------------          -------------------------------
Name: Jill Ann Blanck                     Name: Christopher Zerull
                                          Its: Vice President


By: /s/ James S. Hogg                     /s/ James L. Schoolenberg
    --------------------------------      -----------------------------------
Name: James S. Hogg                       JAMES L. SCHOOLENBERG

                                    EXHIBIT A
                               (BONUS AND OPTIONS)

EMPLOYEE: James L. Schoolenberg
BASE SALARY: $190,000.00

I. BONUS SCALE:

Employee shall be eligible for a bonus, as a percentage of Employee's base salary, contingent upon ADLT's achieving certain financial targets (Base, Goal and Superior) measured in terms of ADLT's Adjusted EBITDA (after accruing the applicable bonus) for each fiscal year pursuant to the following scale:

FY 2004 (7/1/03-6/30/04)        EBITDA (ADJUSTED) *                    BONUS (% OF BASE SALARY)
-------------------------------------------------------------------------------------------------
No Bonus                        Below $23,500,000.00                   --
-------------------------------------------------------------------------------------------------
Base                            $23,500,000.00                         25%
-------------------------------------------------------------------------------------------------
Goal                            $25,000,000.00                         50%
-------------------------------------------------------------------------------------------------
Superior                        $27,000,000.00                         75%
-------------------------------------------------------------------------------------------------

FY 2005 (7/1/04-6/30/05)        EBITDA (ADJUSTED)**                    BONUS (% OF BASE SALARY)
-------------------------------------------------------------------------------------------------
No Bonus                        Below 112.50% of the higher of (a)     --
                                FY 2004 EBITDA (Adjusted) or (b)
                                $24,000,000
-------------------------------------------------------------------------------------------------
Base                            112.50% of the higher of (a) FY 2004   25%
                                EBITDA (Adjusted) or (b) $24,000,000
-------------------------------------------------------------------------------------------------
Goal                            120.00% of the higher of (a) FY 2004   50%
                                EBITDA (Adjusted) or (b) $24,000,000
-------------------------------------------------------------------------------------------------
Superior                        130.00% of the higher of (a) FY 2004   75%
                                EBITDA (Adjusted) or (b) $24,000,000
-------------------------------------------------------------------------------------------------

* Bonus increase in FY 2004 will be on a sliding scale whereby the percentage of base salary bonus will increase proportionally based on the amount by which ADLT exceeds one financial target but falls short of a higher financial target. For example: If the ADLT has an adjusted EBITDA in FY 2004 of $26,000,000.00 (which amount is the midpoint between the Goal and Superior targets) then Employee would be entitled to a bonus of 62.5% (50% + an additional 12.5%).

**Bonus in FY 2005 is based on the percentage increase over the final adjusted EBITDA for FY 2004. The bonus will be increased on a sliding scale whereby the percentage of base salary will increase proportionally based on the amount by which the adjusted EBITDA for FY 2005 exceeds the adjusted EBITDA for FY 2004. For example: If the adjusted EBITDA for FY 2004 is $24,000,000.00 and the adjusted EBITDA for FY 2005 is $27,600,000.00 (an increase of 15%) then the Employee shall be entitled to a bonus of 25% for hitting the Base target plus an additional 8.3% for exceeding the Base target by 2.5% (3.33% for each 1% increase until the Goal target is met) for a total bonus equal to 33.3 % (25% +8.3%) of Employee's base salary.

II. OPTIONS:

Employee shall participate in the ADLT equity compensation plan to the extent of
1.5 % of the equity stock of ADLT on the date of this Agreement, which shall vest in four (4) equal increments on the anniversary dates of the grant date.